Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-6436 on Form S-8 of our report, dated June 20, 2019, appearing in the Annual Report on Form 11-K of the Enbridge Employee Services, Inc. Employees’ Savings Plan for the year ended December 31, 2018.

/s/ McConnell & Jones LLP

Houston, Texas June 20, 2019

4828 Loop Central Drive

Suite 1000

Houston, TX 77081

Phone: 713.968.1600

Fax: 713.968.1601

WWW.MCCONNELLJONES.COM